UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2005

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

Pursuant to rights granted to Security Capital Preferred Growth Incorporated (“Security Capital”) in the Series C Cumulative Convertible Redeemable Preferred Stock Purchase Agreement among Sunstone Hotel Investors, Inc. (“Sunstone”), Sunstone Hotel Partnership, LLC and Security Capital dated as of April 27, 2005 and pursuant to Amendment No. 1 to the Purchase Agreement, dated as of June 24, 2005, Sunstone agreed to sell Security Capital 300,000 shares of common stock at a purchase price of $22.347 per share. The aggregate purchase price for these shares was $6,704,100. The closing of the sale of these shares took place on June 28, 2005. These shares are covered by a registration rights agreement Sunstone entered into with Security Capital granting it the right to cause Sunstone to register these shares.

The sale of the shares of common stock to Security Capital is exempt from registration under the Securities Act of 1933 (as amended, the “Securities Act”) pursuant to Section 4(2) thereof and Rule 506 promulgated thereunder, as there was no public offering of the securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: June 28, 2005	By:	/s/ JON D. KLINE
Jon D. Kline Executive Vice President and Chief Financial Officer

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